EXHIBIT F

                     THE TIERCO GROUP, INC.

                     SUBSCRIPTION AGREEMENT


The Tierco Group, Inc.
122 East 42nd Street
New York, New York 10168

Attention: Mr. Kieran E. Burke,
           Chairman of the Board

Gentlemen:

     1. SUBSCRIPTION. The undersigned (the "Subscriber"), intending to be legally bound, hereby irrevocably agrees to purchase from The Tierco Group, Inc. (the "Company"), a Delaware corporation, the number of shares of Common Stock, par value, $0.01 per share ("Common Stock"), of the Company (the "Shares") set forth on the signature page hereof. This subscription is submitted to the Company in accordance with and subject to the terms and conditions described in this Subscription Agreement, relating to a placement (the "Placement") to the Subscriber and certain other purchasers (collectively, the "Purchasers") of up to 4,190,000 shares of Common Stock (the "Placed Shares"). Of the Placed Shares, 485,437 Shares (the "Windcrest Shares") will be issued to Windcrest Partners or its affiliates (collectively, "Windcrest") upon conversion of indebtedness (the "Windcrest Indebtedness") owed by the Company to Windcrest in the amount of $655,340. The purchase price ("Purchase Price") of the Placed Shares shall be $1.35 per Share.

     2.   CLOSING.

          (a) Time and Place. The closing (the "Closing") of the purchase and sale of the Shares contemplated by this Agreement shall be held at the offices of Baer Marks & Upham, 805 Third Avenue, New York, New York 10022, at 10:00 A.M. New York time on October 12, 1994 or such later date selected by the Company (the "Closing Date"), provided that, the Company shall have received on or prior to the Closing Date subscription agreements, executed and delivered by the Purchasers, in respect of at least 3,078,000 Placed Shares (including the Windcrest Shares). If the Closing does not occur on October 12, 1994, the Company will give the Subscriber at least two business days' prior written notice thereof. Notwithstanding the foregoing, upon the request of the Subscriber, the Company will defer to November 17, 1994 (the "Purchase Date"), the purchase and sale of up to 555,556 Shares hereunder. Except as otherwise provided herein, the subscription by the Subscriber shall be irrevocable and shall survive the death or disability of the Subscriber.

          (b) Delivery by Company. On the Closing Date or the Purchase Date, as the case may be, against receipt of the Purchase Price for the Shares being purchased on such date paid by the Subscriber, the Company shall deliver to the Subscriber a share certificate registered in the Subscriber's name and representing such Shares, which certificate shall bear the legend set forth in
Section 4.7(d) hereof, together with any legends required under applicable state securities laws.

          (c) Payment of the Purchase Price by the Subscriber. On or prior to the Closing Date or the Purchase Date, as the case may be, the Subscriber shall pay the Purchase Price for the Shares being purchased on such date by means of a bank wire transfer to the Company (Boatman's First National Bank of Oklahoma, Oklahoma City, ABA No. 103000017, credit to the account of The Tierco Group, Inc., Acct No. 070101077850) or by the delivery to the Company of a check payable to the Company. If bank wire transfer is utilized, the Subscriber must complete the information called for on the signature page hereof relating thereto.

     3. ACCEPTANCE OF SUBSCRIPTION. The Subscriber understands and agrees that the Company in its sole discretion reserves the right to accept or reject this subscription and any other subscription for the Placed Shares, in whole or in part, at any time prior to the Closing Date, notwithstanding prior receipt by the Subscriber of oral or written notice of acceptance. If this subscription is rejected by the Company in whole or in part, the Company shall promptly return all funds (or in the case of a partial rejection, the portion of the funds representing the Purchase Price of the rejected subscription) received from the Subscriber. If the subscription is rejected in whole, this Subscription Agreement shall thereafter be of no further force or effect.

     4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SUBSCRIBER. The Subscriber hereby acknowledges, represents and warrants to, and agrees with, the Company, as follows:

          4.1 The Subscriber understands that the offering and sale of the Placed Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act"), by virtue of Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder, and in accordance therewith and in furtherance thereof, the Subscriber represents and warrants and agrees as follows: (a) The Subscriber and/or the Subscriber's adviser(s) has/have received the Company's 1993 Annual Report to Stockholders, the Company's Proxy Statement relating to its 1994 Annual Meeting of Stockholders and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 (collectively, the "Company Reports"), has/have carefully reviewed the information contained therein, and the Subscriber has had access to the same kind of information which would have been available in a registration statement filed by the Company under the Act.

          (b) The Subscriber acknowledges that the Subscriber, the Subscriber's attorney, accountant, or adviser(s) has/have had a reasonable opportunity to inspect all documents, records and books pertaining to this investment (including, without limitation, the Company Reports).

          (c) The Subscriber and/or the Subscriber's adviser(s) has/have had a reasonable opportunity to ask questions and receive answers from a person or persons acting on behalf of the Company concerning the Placement of the Placed Shares and all such questions have been answered to the full satisfaction of the Subscriber.

          (d) No oral or written information furnished to the Subscriber or the Subscriber's adviser(s) in connection with the Placement was in any way inconsistent with the information stated in the Company Reports.

          (e) The Subscriber is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by any person other than a representative of the Company.

          (f) If the Subscriber is a natural person, the Subscriber has reached the age of majority in the jurisdiction in which the Subscriber resides; the Subscriber has adequate means of providing for the Subscriber's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment, and, at the present time, could afford a complete loss of such investment.

          (g) The Subscriber has such knowledge and experience in financial, tax and business matters so as to enable the Subscriber to utilize the information made available to the Subscriber in connection with the Placement to evaluate the merits and risks of an investment in the Shares, and to make an informed investment decision with respect thereto.

          (h) The Subscriber is not relying on the Company or any agent of the Company with respect to the tax and other economic considerations of an investment in the Shares.

          (i) The Subscriber will not sell or otherwise transfer the Shares without registration under the Act and applicable state securities laws, or pursuant to an exemption therefrom. The Shares have not been registered under the Act or under the securities laws of any state and, except as provided in Section 6, the Company will be under no obligation to so register the Shares. The Subscriber represents that the Subscriber is purchasing the Shares for the Subscriber's own account, for investment and not with a view to resale or distribution except in compliance with the Act and applicable state securities laws.

          (j) The Subscriber recognizes that investment in the Shares involves substantial risks, including the risk of loss of the entire amount of such investment, and has taken full cognizance of and understands all of the risks related to the purchase of the Shares.

          4.2 The Subscriber is an "accredited investor" as that term is defined in Regulation D under the Act inasmuch as the Subscriber meets the requirements of one or more of the subparagraphs listed in Exhibit A hereto as of the date of this Subscription Agreement, and if there is any material change in such status prior to the sale of the Shares, the Subscriber will immediately notify the Company in writing.

          4.3 The Subscriber's overall commitment to investments which are not readily marketable is reasonable in relation to the Subscriber's net worth.

          4.4 The Subscriber hereby agrees to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws to which the Company is subject, including without limitation, such additional information as the Company may deem appropriate with regard to the Subscriber's suitability.

          4.5 The execution, delivery and performance of this Agreement by the Subscriber (i) will not constitute a default under or conflict with any agreement or instrument to which the Subscriber is a party or by which it or its assets are bound, (ii) will not conflict with or violate any order, judgment, decree, statute, ordinance or regulation applicable to the Subscriber (including, without limitation, any applicable laws relating to permissible legal investments) and (iii) do not require the consent of any person or entity. This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes the valid and binding agreement of the Subscriber enforceable against it in accordance with its terms.

          4.6 The Subscriber has not retained, or otherwise entered into any agreement or understanding with, any broker or finder in connection with the purchase of Shares by the Subscriber, and the Company will not incur any liability for any fee, commission or other compensation on account of any such retention, agreement or understanding by the Subscriber.

          4.7  The Subscriber acknowledges:

          (a) In making an investment decision, the Subscriber has relied on the Subscriber's own examination of the Company and the terms of the Placement, including the merits and risks involved.

The Shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the Company Reports or this Agreement. Any representation to the contrary is a criminal offense.

          (b) The Subscriber, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or other entity for whom the subscriber is executing this Agreement, and such individual, ward, partnership, trust, estate, corporation, or other entity has full right and power to enter into this Agreement and make an investment in the Shares.

          (c) The representations, warranties and agreements of the Subscriber contained herein shall be true and correct in all material respects on and as of the Closing Date of the sale of the Shares as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Shares.

          (d) The Subscriber understands that the certificate representing the Shares shall bear a legend in substantially the following form, together with any legend required by applicable state securities law, and the Subscriber shall not transfer any or all of the Shares or any interest therein, except in accordance with the terms of such legends:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws, and may be offered, sold or otherwise transferred only if so registered under the Act and applicable state securities laws or if the holder has delivered to the Company an opinion of counsel, which counsel and opinion shall be satisfactory to the Company, that an exemption from such registration is available."

     5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The
Company represents and warrants to the Subscriber as follows:

          (a) Each of the Company and Tierco Maryland, Inc., Frontier City Properties, Inc., Tierco Water Park, Inc. and Frontier City Partners Limited Partnership (individually, a "Subsidiary" and collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or other business entity in good standing under the laws of its jurisdiction of organization. The Subsidiaries own and operate the themed amusement and water parks described in the Company Reports. Each of the Company and its Subsidiaries is duly qualified and in good standing in each jurisdiction in which the character or location of its properties or the nature or conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries has all requisite power and authority, and all material consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted.

          (b) Neither the Company nor any Subsidiary is in violation of its charter or by-laws (or other organizational documents) or in default in any material respect under any indenture, mortgage, deed of trust, note, bank loan or credit agreement, or any other agreement or instrument which is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any Subsidiary is a party or by which they are bound. Each of the Company and its Subsidiaries is in compliance with all laws, rules, regulations, judgments, orders and decrees of any government or governmental agency or instrumentality applicable to its business and properties, except where the failure to so comply would not, in the aggregate, have a material adverse effect upon the financial condition of the Company and its Subsidiaries, taken as a whole.

          (c) All of the outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding and are fully paid and non-assessable, free of preemptive rights. On the date hereof, there are outstanding 13,276,097 shares of Common Stock and securities convertible into or exercisable for 6,731,196 shares of Common Stock. Prior to the Closing Date, the Company will not issue any shares of Common Stock or securities convertible into or exercisable for such shares, other than the Placed Shares.

          (d) All of the issued and outstanding capital stock (or other equity interest) of each Subsidiary has been duly and validly issued and is fully paid and non-assessable and is owned directly or indirectly by the Company. There are no outstanding warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock (or other equity interests) of any Subsidiary.

          (e) Each of the Company and its Subsidiaries owns outright, in fee simple, title to the real property purported to be owned by it, free and clear of all liens, mortgages, charges or encumbrances of any nature, except security interests granted in connection with the acquisition of such property or financing transactions which do not interfere with or impair the present use of such property in the normal conduct of the business of the Company or such Subsidiary.

          (f) Subsequent to June 30, 1994, and except as disclosed in the Company Reports, there has not occurred any material adverse change in the condition (financial or otherwise), earnings or business prospects of the Company and its Subsidiaries, taken as whole.

          (g) There is no action, suit or proceeding before or by any court or governmental agency now pending, or to the knowledge of the Company threatened, against the Company or any Subsidiary that the Company reasonably believes would result in a material adverse change in the condition (financial or otherwise), earnings or business prospects of the Company and its Subsidiaries, taken as a whole, or that would materially and adversely affect the consummation of the transactions contemplated by this Agreement.

          (h) The financial statements contained in the Company reports present fairly the financial condition and results of operations of the Company and its subsidiaries as of the respective dates and for the respective periods indicated therein and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

          (i) The Company has full corporate power and authority to enter into this Agreement and to issue and sell the Placed Shares on the terms and conditions set forth herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action on the part of the Company.

          (j) The Company has previously furnished the Subscriber with true and complete copies of the Company Reports. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (k) The Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable and shall be free and clear of all liens, claims and encumbrances.

          (l) The execution, delivery and performance of this Agreement by the Company (i) will not constitute a default under or conflict with the Company's charter or by laws or any agreement or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, (ii) will not conflict with or violate any order, judgment, decree, statute, ordinance or regulation applicable to the Company or any Subsidiary and (iii) do not require the consent of any person or entity, other than those that will have been obtained prior to the Closing Date.

          (m) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms.

          The representation, warranties and agreements of the Company contained herein shall be true and correct in all material respects on and as of the Closing Date of the sale of the Shares as if made on and as of such date and shall survive the execution and delivery of this Agreement and the sale of the Shares.

     6.   REGISTRATION RIGHTS.

          6.1  Shelf Registration

          (a) Reference is made to the Subscription Agreements, dated as of October 30, 1992 (the "Prior Agreements") between the Company and the purchasers (the "Prior Purchasers") of the 11,000,000 shares of Common Stock (the "Prior Shares") issued pursuant to the Prior Agreements. Pursuant to Section 6.1 of the Prior Agreements, the Company is required to prepare and file with the Securities and Exchange Commission (the "SEC") on the terms and conditions specified therein a registration statement (the "Shelf Registration Statement") relating to the Prior Shares. The Company hereby agrees to include in such Shelf Registration Statement the Placed Shares sold hereunder. Prior to the Closing Date and as a condition precedent to the Closing, the Company shall have received the written consent of the holders of a majority of the Prior Shares (a) permitting the inclusion of the Placed Shares in such Shelf Registration Statement and (b) agreeing that the terms "Offered Shares" and "Holders," respectively, as defined in the Prior Agreements shall for purposes of Section 6.1 and Sections 6.3-6.7 of the Prior Agreements (to the extent they relate to the Shelf Registration Statement) be deemed to include the Placed Shares and the Holders (as defined herein). If the Subscriber is also a Prior Purchaser, the execution and delivery of this Subscription Agreement shall also constitute the Subscriber's written consent referred to in the foregoing sentence. As used in this Agreement, the term "Holders" shall mean the Purchasers and, to the extent provided in Section 6.6 hereof, their transferees or assignees and, when used with respect to the Shelf Registration Statement, shall also include the Prior Purchasers.

          (b)  Neither the Company nor any of its securityholders
(other than the Holders) shall have the right to include any of the Company's securities in the Shelf Registration Statement referred to in Section 6.1(a).

          (c) If any of the Placed Shares and Prior Shares registered pursuant to the Shelf Registration Statement are to be sold in one or more underwritten offerings, and the managing underwriters advise in writing the Company and the Holders that in their opinion the number of Placed Shares and Prior Shares proposed to be sold in such offering exceeds the number of securities which can be sold in such offering, there shall be included in such underwritten offering the dollar amount and/or number of Placed Shares and Prior Shares which in the opinion of such underwriters can be so sold, and such securities shall be allocated pro rata among the Holders on the basis of the number of the Placed Shares and Prior Shares to be so sold.

          (d) If any of the Placed Shares and Prior Shares covered by the Shelf Registration Statement are to be sold in an underwritten offering, or in a best efforts underwritten offering, the investment banker or investment bankers and managing underwriter or managing underwriters that will administer the offering will be selected by the Holders of a majority of the Placed Shares and Prior Shares included in such offering; provided that such investment bankers and managing underwriters must be satisfactory to the Company.

          6.2 Piggyback Registration. (a) If, at any time prior to the effectiveness of the Shelf Registration Statement, the Company proposes to register and sell on its behalf any shares of its Common Stock under the Act (other than in connection with a merger, consolidation or similar plan of acquisition or pursuant to Forms S-4 or S-8 or comparable or successor registration forms) it will give written notice thereof at least 30 days prior to the filing of each such registration statement to the Holders. If any Holder notifies the Company in writing 20 days after receipt of any such notice of its desire to include Placed Shares in such proposed registration statement, the Company shall afford such Holder the opportunity to have its Placed Shares registered pursuant to such registration statement.

          (b) Notwithstanding the foregoing, if such registration statement relates to an underwritten offering, the Company shall not be required under this Section 6.2 to include any Placed Shares of any Holder who does not accept the terms of the underwriting as agreed to by the Company and the underwriters selected by it, and then only in such quantity as will not (in the opinion of underwriters) adversely affect the success of the offering by the Company. If the total amount of securities (including Placed Shares) to be included in such registration statement exceeds the amount that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering:

               (i) first, all shares of Common Stock the Company proposes to sell; and

               (ii) second, subject to the provisions of the Prior Agreements, the Placed Shares and such other shares of Common Stock requested to be included in such registration in excess of the shares the Company proposes to sell which, in the opinion of such underwriters, can be sold (allocated pro rata among the Holders and the holders of such other shares of Common Stock on the basis of the number of shares requested to be included therein by each such Holder and holder).

          (c) Notwithstanding any provision of this Section 6, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 6.2 (irrespective of whether a written request for inclusion of any Placed Shares shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

          6.3 Registration Procedures. In connection with any registration of Placed Shares under Section 6.1 or 6.2 the Company agrees as follows:

          (a)  before filing a registration statement (the
"Registration Statement") or a prospectus (the "Prospectus") or any amendments or supplements thereto (excluding documents incorporated by reference), furnish to the Holders and the underwriters, if any, copies of all such documents proposed to be filed;

          (b) in the case of a registration pursuant to Section 6.1, (i) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the period set forth in Section 6.1(a) of the Prior Agreements,
(ii) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and (iii) otherwise comply with the provisions of the Act applicable to it in connection with the offer and sale of the Placed Shares pursuant to the Shelf Registration Statement during the period referred to in Section 6.1(a) of the Prior Agreements in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the Prospectus;

          (c) notify the Holders of Placed Shares being registered and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post effective amendment, when the same has become effective,
(2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (j) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Placed Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading in any material respect;

          (d) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration
Statement at the earliest possible moment;

          (e) if requested by the managing underwriters or the Holders of a majority of the Placed Shares being sold, incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Holders of a majority of the Placed Shares being sold agree should be included therein relating to the distribution of the Placed Shares, including, without limitation, with respect to the number of Placed Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Placed Shares to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (f) furnish to each Holder of the Placed Shares being registered and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules and all documents incorporated therein by reference;

          (g) deliver to each Holder of Placed Shares being registered and the underwriters, if any, without charge, as many copies of the Prospectus and any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the Holders and the underwriters, if any, in connection with the offering and sale of the Placed Shares covered by the Prospectus or any amendment or supplement thereto;

          (h) prior to any public offering of Placed Shares, use reasonable efforts to register or qualify, and to cooperate with the Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Shares for offer and sale under the securities or blue sky of such jurisdictions as any such Holder or underwriter reasonably requests in writing; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (i) upon the occurrence of any event contemplated by paragraph (c)(6) above, prepare a post-effective amendment to the Registration Statement and/or a supplement to the Prospectus and/or an amendment to any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Placed Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (j) enter into such agreements (including an underwriting agreement) in order to expedite or facilitate the disposition of the Placed Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (1) make such representations and warranties to the Holders of Placed Shares being registered and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and confirm the accuracy of the same if and when requested; (2) obtain opinions of counsel to the Company and updates thereof addressed to each such Holders and the underwriters, if any, covering the matters customary in underwritten primary offerings; (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to such Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth indemnification and contribution provisions and procedures substantially equivalent to those contained in Section 6.5 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement; and

          (k) use its best efforts to list the Placed Shares on the securities exchange on which the Company's Common Stock is then listed, if any.

     The Company may require each Holder to furnish to the Company such information regarding the distribution of the Placed Shares as the Company may from time to time reasonably request in writing.

     Each Holder agrees by acquisition of such Placed Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.3(i) hereof, such Holder will forthwith discontinue disposition of Placed Shares pursuant to the Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 6.3(i) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Placed Shares at the time of receipt of such notice.

          6.4  Registration Expenses.

          Except as otherwise provided below, all expenses incident to the Company's performance of or compliance with this Section 6, including, without limitation, all registration and filing fees, including with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Placed Shares under the laws of such jurisdictions as the managing underwriters may designate), printing expenses, mailing and delivery expenses, and fees and disbursements of counsel for the Company, and of all independent certified public accountants (including the expenses of any "cold comfort" letters required by or incident to such performance) will be borne by the Company. The Company shall not be liable for any discounts, commissions, selling fees of or other payments to, underwriters, selling brokers or similar persons relating to the distribution of the Placed Shares or the fees and expenses of counsel for any Holder or, except as provided above, any underwriter. The Company shall not be liable for any stock transfer taxes in connection with any resale of Placed Shares by a Holder.

          6.5  Indemnification.

          (a) The Company will indemnify and hold each Holder, each underwriter involved in the offering of Placed Shares pursuant to a Registration Statement, and each person who controls any such holder or any such underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (each such Holder, each such underwriter and each such controlling person being referred to as an "Indemnified Person") harmless from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Indemnified Person expressly for use herein. Notwithstanding the foregoing, the Company shall not be obligated to so indemnify any such Holder, underwriter or controlling person with respect to any loss, claim, damage, liability or expense arising out of the failure by such Holder or underwriter to comply with the prospectus delivery requirements under the Act and the rules and regulations promulgated thereunder.

          (b) If any action or proceeding (including any governmental investigation) shall be brought, threatened or asserted against any Indemnified Person in respect of which indemnity may be sought from the Company, such Indemnified Person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including employment of counsel and the payment of all expenses related thereto. Any such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company has agreed to pay such fees and expenses; or (ii) the Company shall have failed to assume the defense of such action or proceeding and employ counsel in such action or proceeding; or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Person which are different from or additional to those available to the Company (in which case, if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company will not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person); provided, however, that the Company will not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Persons, which firm shall be designated in writing by a majority in interest of such Indemnified Persons. The Company shall not be liable for any default judgment caused by any Indemnified Person or settlement of any such action or proceeding or confession of judgment without its prior written consent, but if settled with its written consent, or if there be a final judgment (other than such default judgment) for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment. If the Company agrees to a settlement of an action or proceeding against an Indemnified Person which does not involve any finding or admission of liability or wrongdoing on the part of the Indemnified Person and stands ready, willing and able to pay such settlement and the Indemnified Person refuses to settle, then the Indemnified Person shall continue the defense at its own expense and the Company shall be responsible to indemnify only the lesser of the amount of the settlement accepted by the Company or the cost of the final disposition of the claim.

          (c) Each Holder agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the 1934 Act, to the same extent as the indemnity from the Company to each Indemnified Person set forth in
Section 6.5(a), but only (i) with respect to untrue statements, alleged untrue statements, omissions or alleged omissions relating to such Holder or an Indemnified Person who is such by reason of such person's relationship to such Holder, furnished in writing by such Holder or such person to the Company expressly for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto and (ii) with respect to any failure by such Holder to comply with the prospectus delivery requirements under the Act and the rules and regulations thereunder. In case any action or proceeding shall be brought against the Company or its officers or directors or any such controlling person in respect of which indemnity may be sought against a Holder under the provisions of this Section 6.5(c), such Holder shall have the rights and duties given to the Company and each of the Company or its directors or its officers or its controlling persons shall have the rights and duties given to each Holder and other Indemnified Persons, under the terms of Section 6.5(b) above.

          (d) If the indemnification provided for under Section 6.5(a) or Section 6.5(c) hereof is unavailable to an indemnified party thereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Holders on the other of the transactions contemplated by the Registration Statement, the relative fault of the Company on the one hand and of the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the one hand or by such Holders on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Subsection 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          6.6 Assignment of Registration Rights. The rights to cause the Company to register Placed Shares pursuant to this
Section 6 may be assigned by a Holder to a transferee or assignee of Placed Shares; provided that (a) the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such assignment shall be effective only if, immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the Act.

          6.7 Amendment of Registration Rights. Any provision of this Section 6 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Placed Shares and, in the case of the Shelf Registration Statement, the Prior Shares. Any amendment or waiver effected in accordance with this Section
6.7 shall be binding upon each Holder of any Placed Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares and the Company.

     7. Other Agreements of Company. Promptly following the filing thereof with the SEC, the Company shall deliver to the Subscriber a copy of each of the Company's Quarterly Reports on Form 10-Q.

     8.   MISCELLANEOUS.

          (a) Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated hereby.

          (b) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission or sent by mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed or sent by facsimile transmission or, if mailed by certified or registered mail, three days after the date of deposit in the mails, as follows:

          if to the Company, one copy to:

          The Tierco Group, Inc.
          122 E. 42nd Street
          New York, New York 10168
          Attn: Kieran E. Burke
          Telecopier: (212) 949-6203
          with a copy to:

          Baer Marks & Upham
          805 Third Avenue, 20th Floor
          New York, New York 10022
          Attn: James M. Coughlin
          Telecopier: (212) 702-5941

     If to the Subscriber, one copy to the address indicated on the signature page hereof. Any party, by notice given in accordance with this Section to the other party, may designate another address or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

          (c) Entire Agreement. This Agreement constitutes the complete understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements or undertakings, written or oral, and all contemporaneous oral agreements or understandings with respect to such subject matter.

          (d) Amendments. Except as otherwise provided in Section 6.7, this Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party seeking or against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

          (e) No Waiver. Any failure or delay on the party of a party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power to preclude any other or further exercise thereof or the exercise of any other right or power hereunder or otherwise available in law or in equity.

          (f) Severability. If any provisions of this Agreement for any reason shall be held to be illegal, invalid, or unenforceable, such illegality shall not effect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been herein.

          (g) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          (h) Binding Effect. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Except as provided in Section 6.6, this Agreement may not be assigned by either party without the express written consent of the other and any purported assignment, unless so consented to, shall be void and without effect. Except as provided in Section 6.6, nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective representatives and successors any rights or benefits under or by reason of this Agreement.

          (i) Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected herein as the signatories.

          (j) Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

   IN WITNESS WHEREOF, the Subscriber hereto has executed this Agreement as of the 12th day of October, 1994.


                    Number of Shares:   1,296,296
                                        ---------
                    Aggregate Purchase Price:      $1,750,000
                                                   ----------
                         Hanseatic Corporation
                    -------------------------------
                    Name of Subscriber

                    s/Paul A. Biddelman,   Treasurer
                    -----------------------------------------
                    Signature(s) and title, if applicable

               Address: 450 Park Avenue, Suite 2302
                        -------------------------------------
                        New York, New York 10152
                        -------------------------------------

               If Wire Transfer of Purchase Price is being made:

               Name of Transferring Bank:


                         -----------------------------------

                    Name of Account:
                                     -----------------------

                    Account Number:
                                     -----------------------


Accepted as of October 12, 1994

THE TIERCO GROUP, INC.


By: s/Kieran E. Burke
   ----------------------------
     Kieran E. Burke
     Chairman of the Board

                            EXHIBIT A


     Under Regulation D promulgated under the Securities Act of
1933, as amended, an "accredited investor" is:

     (a) A natural person who had individual income of more than $200,000 in each of the most recent two years, or joint income with that person's spouse in excess of $300,000 in each of the most recent two years and who reasonably expects to reach that same income level for the current year. For this purpose, "individual income" means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, (A) increased by the individuals share (and not a spouse's share) of: (i) the amount of any tax exempt interest income received, (ii) amounts contributed to an IRA or Keogh retirement plan, (iii) alimony paid, and (iv) the excluded portion of any long-term capital gains, and (B) adjusted, plus or minus, for any non-cash loss or gain, respectively, reported for federal income;

     (b) A natural person whose individual net worth is in excess of $1,000,000. For this purpose, "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities, provided, however, for the purpose of determining a person's net worth, the principal residence owned by an individual shall be valued at cost, including the cost of improvements, net of current encumbrances upon the property or valued on the basis of a written appraisal used by an institutional lender making a loan secured by the property. For the purposes of this provision, "institutional lender" means a bank, savings and loan association, industrial loan company, credit union, personal property broker or a company whose principal business is as a lender upon loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more. Any person relying on the appraisal value of a principal residence must deliver to the Company, at or prior to the date of execution hereof, a copy of such appraisal;

     (c) A trust, with total assets in excess of $5,000,000, which is not formed for the purpose of acquiring the Shares and whose purchase is directed by a person who has such knowledge and experience in financial business matters that such person is capable of evaluating the risks and merits of an investment in the Shares;

     (d) A corporation, a partnership, an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

     (e) A bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in
Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary,, as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if the employee benefit plan is a self-directed plan, the invested decision is made solely by persons who are accredited investors;

     (f)  A private business development company as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940; or

     (g) An entity in which all of the equity owners meet the requirements of at least one of the above subparagraphs for accredited investors.